MANAGEMENT AGREEMENT

                                     Between

                            INTEGRAMED AMERICA, INC.

                                       And

                          MPD MEDICAL ASSOCIATES, P.C.

     THIS MANAGEMENT AGREEMENT, dated June 2, 1997, by and between IntegraMed America, Inc., a Delaware corporation, with its principal place of business at One Manhattanville Road, Purchase, New York 10577 ("INMD") and MPD Medical Associates, P.C., a New York professional services corporation, with its principal place of business at 200 Old Country Road, Mineola, New York 11501 ("PC").

                                    RECITALS

     PC is a medical practice specializing in gynecology and the treatment of infertility, including the utilization of in vitro fertilization and assisted reproductive technology services (all such medical services are collectively referred to herein as "Infertility Services").

     INMD is in the business of owning certain assets and providing billing and collection, and management and administrative services to medical practices specializing in the provision of Infertility Services, and furnishing such medical practices with the necessary facilities, equipment, personnel, supplies and support staff in order to assist such medical practices in the business aspects of the practice of their discipline.

     PC entered into a management agreement with IVF America (NY), Inc. ("IVFA") dated September 1, 1994 (the "Management Agreement") pursuant to which IVFA, a subsidiary of INMD, agreed to provide, among other things, certain management and administrative services to PC, an office site and a license to use certain Trade Names as defined in the Management Agreement.

     IVFA assigned all its rights and obligation under the Management Agreement to INMD pursuant to an Assignment and Assumption Agreement dated February 5, 1997.

     PC wishes to continue to engage INMD to provide such management, administrative and business services as are necessary and appropriate for the day-to-day administration of the nonmedical aspects of PC's medical practice, and INMD desires to provide such services upon all terms and conditions herein set forth. PC and INMD have determined the fair market value for the full complement of services rendered


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by INMD and have  determined  and agreed to a management  fee that will allow PC and INMD to establish a relationship permitting each party to this agreement to devote its skills and expertise to the appropriate responsibilities and functions.

     PC and INMD desire to amend and restate the terms and conditions of the Management Agreement.

     NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, PC and INMD agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

     1.1 DEFINITIONS. For the purposes of this Agreement, the following definitions shall apply:

          1.1.1 "Assets" shall mean those fixed assets utilized in connection with the operation of PC's medical practice.

          1.1.2 "Adjustments" shall mean adjustments for refunds, discounts, contractual adjustments, professional courtesies and other activities that do not generate a collectible fee as reasonably determined by INMD and PC.

          1.1.3 "Collections" shall mean the aggregate, over a six (6) month period, of all Physician and Other Professional Collections.

          1.1.4 "Cost of Services" shall mean all ordinary and necessary expenses of PC and all direct ordinary and necessary operating expenses of INMD, without mark-up, incurred in connection with billing, collection, management and administrative services provided by INMD in the management of PC's medical practice, as more specifically defined in Section 2.1.

          1.1.5 "Facilities" shall mean the medical office and clinical space of PC, including the Mineola and Suffolk Facilities, as defined in Section 3.2 and any satellite locations, related businesses and all medical group business operations of PC, which are utilized by PC in its medical practice.

          1.1.6 "Fiscal Year" shall mean the 12 month period beginning January 1 and ending December 31 of each year.


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          1.1.7 "Infertility Services" shall mean medical care in gynecology and the treatment of human infertility, including but not limited to, the provision of in vitro fertilization and other assisted reproductive services provided by PC or any Physician Employee and Other Professional Employee.

          1.1.8 "Management Fee" shall mean an annual fee paid by PC to INMD in an amount defined in 6.1.3 of this Agreement.

          1.1.9 "Professional Employees" shall mean nurse anesthetists, physician assistants, nurses, nurse practitioners, psychologists, embryologists, tissue bank and laboratory personnel and other such professional employees who may generate professional charges. Such Professional Employees shall be the employees, or independent contractors, as the case may be, of the PC.

          1.1.10 "Physician Employees" shall mean those individuals who are employees or members of PC or are otherwise under contract with PC to provide professional services to PC patients and are duly licensed as physicians in the State of New York.

          1.1.11 "Physician and Other Professional Collections" shall mean all fees and revenues actually collected each month by or on behalf of PC as a result of professional medical services personally furnished to patients by the PC and other fees or income collected by the PC in its capacity as a group of professionals, whether rendered in an inpatient or outpatient setting, including but not limited to, medical director fees or technical fees from medical ancillary services, consulting fees and speaking fees.

          1.1.12 "Other Employees" shall mean any employee who is not a Professional Employee or Physician Employee. Each Other Employee shall be an INMD employee, unless such employee cannot be employed by INMD, in which event such employee shall be employed by PC.

                                    ARTICLE 2

                       COST OF SERVICES AND MANAGEMENT FEE

     2.1 "Cost of Services" (as defined in Section 1.1.4) includes without limitation, the following costs and expenses, whether incurred by INMD or PC:


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          2.1.1  Salaries,  fringe  benefits  and  direct  costs  of  all  Other
     Employees of INMD working directly in the management, operation or administration of the practice and all salaries, and fringe benefits of all PC employees (including, without limitation, Professional Employees but excluding Physician Employees) providing services at PC, along with payroll taxes or all other taxes and charges now or hereafter applicable to such personnel;

          2.1.2 Expenses incurred in the recruitment of additional physicians for PC, including, but not limited to employment agency fees, relocation and interviewing expenses and any actual out-of-pocket expenses of INMD personnel in connection with such recruitment effort;

          2.1.3 Direct marketing expenses of PC, such as direct costs of printing marketing materials prepared by INMD;

          2.1.4 Any sales and use taxes assessed against PC related to the operation of PC's medical practice;

          2.1.5 Lease payments, depreciation expense (determined according to GAAP), taxes and interest directly relating to the Facilities and equipment, and other expenses of the Facilities described in Section 3.2 below;

          2.1.6 Legal fees paid by INMD or PC to outside counsel in connection with matters specific to the operation of PC such as regulatory approvals required as a result of the parties entering into this Agreement; provided however, legal fees incurred by the parties hereto as a result of a dispute between the parties shall not be considered a Cost of Services.

          2.1.7 Fringe benefits provided to Physician Employees;

          2.1.8 All insurance necessary to operate PC including fire, theft, general liability and malpractice insurance for Physician-Employees of the PC;

          2.1.9  Professional  licensure  fees and board  certification  fees of
     Physician  Employees  and  Professional   Employees  rendering  Infertility
     Services on behalf of PC;

          2.1.10   Membership  in  professional   associations   and  continuing
     professional education for Physician Employees and Professional Employees;


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          2.1.11 The direct costs in  maintaining  a Quality  Assurance  Program described in Section 3.7 herein;

          2.1.12 Cost of filing fictitious name permits pursuant to this Agreement;

          2.1.13 The cost of medical supplies, including but not limited to drugs, pharmaceuticals, products, substances, items, laboratory supplies, office supplies, inventory and utilities; and

          2.1.14 Such other costs and expenses directly incurred by INMD or PC necessary for the management or operation of PC.

     2.2 Notwithstanding anything to the contrary contained herein, Cost of Services shall not include costs of the following:

          2.2.1 Costs or expenses not included in the annual budget prepared by INMD pursuant to Section 3.4 herein, unless approved by the parties;

          2.2.2 The Management Fee;

          2.2.3 Any proportion of INMD's costs attributable to its operation of its corporate offices or payment of its officers or employees who work out of its corporate offices;

          2.2.4 Any federal or state income taxes of INMD other than as provided above.

     2.3 The "Management Fee" shall cover and include all indirect costs of INMD including legal, accounting, financial, marketing, management and administrative assistance provided by INMD corporate and regional staff which are not provided for in Section 2.1.

                                    ARTICLE 3

                       DUTIES AND RESPONSIBILITIES OF INMD

     3.1 MANAGEMENT SERVICES AND ADMINISTRATION.

          3.1.1 PC hereby appoints INMD as PC's sole and exclusive manager and administrator of all of its day-to-day business functions and grants INMD all the necessary authority to carry out its duties and responsibilities pursuant to the terms of this Agreement. PC and only PC


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     will  perform  the medical  functions  of its  practice.  INMD will have no authority, directly or indirectly, to perform, and will not perform, any medical function. INMD may, however, advise PC as to the relationship between its performance of medical functions and the overall administrative and business functioning of its practice.

          3.1.2  INMD  shall,  on  behalf  of  PC,  bill  patients  and  collect professional fees for Infertility Services rendered by PC at the Facilities, outside the Facilities for PC's hospitalized patients, and for all other Infertility Services rendered by any Physician Employee or Professional Employee. PC hereby appoints INMD for the term hereof to be its true and lawful attorney-in-fact, for the following purposes: (i) to bill patients in PC's name and on its behalf; (ii) to collect accounts receivable resulting from such billing in PC's name and on its behalf;
     (iii) to receive payments from insurance companies, prepayments received from health care plans, and all other third- party payors; (iv) to take possession of and endorse in the name of PC (and/or in the name of any Physician Employee or Other Professional Employee rendering Infertility Services to patients of PC) any notes, checks, money orders, and other instruments received in payment of accounts receivable; and (v) with the consent of the PC, not to be unreasonably withheld, to initiate the institution of legal proceedings in the name of PC to collect any accounts and monies owed to PC, to enforce the rights of PC as creditor under any contract or in connection with the rendering of any service, and to contest adjustments and denials by governmental agencies (or its fiscal intermediaries) as third-party payors.

          3.1.3 INMD shall supervise and maintain (on behalf of PC) all files and records relating to the operations of the Facilities, including but not limited to accounting and billing records, patient medical records, and collection records. Patient medical records shall at all times be and remain the property of PC and shall be located at the Facilities and be readily accessible for patient care. INMD's management of all files and records shall comply with all applicable state and federal laws and regulations, including without limitation, those pertaining to confidentiality of patient records. The medical records of each patient shall be expressly deemed confidential and shall not be made available to any third party except in compliance with all applicable laws, rules and regulations. INMD shall have access to such records in order to provide the services hereunder, to perform billing functions, and to prepare for the defense of any lawsuit in which those records may be relevant. The obligation to maintain the confidentiality of such records shall survive termination of this Agreement. PC shall have unrestricted access to all of its records at all times.


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          3.1.4  INMD  shall  supply to PC all  reasonably  necessary  clerical, accounting,  bookkeeping  and  computer  services,  printing,  postage  and
     duplication  services,   medical  transcribing   services,  and  any  other
     necessary or appropriate administrative services reasonably necessary for the operation of PC's medical practice at the Facilities.

          3.1.5 Subject to PC's prior approval, INMD shall design and implement an appropriate marketing and public relations program on behalf of PC, with appropriate emphasis on public awareness of the availability of Infertility Services from PC. The public relations program shall be conducted in compliance with applicable laws and regulations governing advertising by the medical profession. PC shall approve all advertising and marketing materials prior to use.

          3.1.6 INMD shall assist PC in recruiting additional physicians, including such administrative functions as advertising for and identifying potential candidates, checking credentials, and arranging interviews; provided, however, PC shall interview and make the ultimate decision as to the suitability of any physician to become associated with PC. All physicians recruited by INMD and accepted by PC shall be employees of or independent contractors to PC.

          3.1.7 INMD shall negotiate, but shall not enter into, and shall administer all managed care contracts on behalf of PC and shall consult with PC on all administrative matters relating thereto. The establishment, or continuation, of all managed contracts between the PC or any of its Physician Employees and any managed care entity or organization, shall be based on their financial terms and shall only be with the mutual consent of the PC and INMD.

          3.1.8 INMD shall, with the consent of the PC (not to be unreasonably withheld), arrange for legal and accounting services as may be reasonably required in the ordinary course of the PC's operation, including the cost of enforcing any physician contract containing restrictive covenants; provided, however, that INMD shall have no authority to arrange for any legal or accounting services to the extent that the interests of INMD and the PC in the matter in question shall be adverse nor shall INMD have any obligation to make any Advance, as such term is used in Section 6.2, for such services. Nothing contained herein is intended to authorize INMD to settle any claim made by or against PC.

          3.1.9 INMD shall, with the consent of the PC (not to be unreasonably withheld), negotiate for and cause premiums to be paid with respect to the insurance provided for in Article 10.


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          3.1.10 INMD shall take such other  reasonable  actions to collect fees and pay expenses of the Facilities in a timely manner as are deemed reasonably necessary to facilitate the operation of PC's medical practice at the Facilities.

          3.1.11 INMD shall pay Cost of Services in the ordinary course of PC's medical practice and/or INMD's management of PC, it being understood that INMD shall make such payments in the first instance, from Physicians and Other Collections, after deduction of Management Fees, and, if necessary, by Advances as contemplated by Section 6.3 hereof.

          3.1.12 INMD shall not issue payment to itself for its Monthly Management Fee (exclusive of Cost of Services) in any amount in excess of $10,000, without the consent of the PC. However, if the PC objects to the payment of the Management Fee, in any month during the term of this Agreement, PC agrees that from the time of such objection until its resolution, no shareholder/Physician Employee shall draw any funds from the PC in excess of $10,000.

          3.1.13 If, at the end of any quarter, after the payment of all Service Fees and draws of the Physician Shareholders, there shall be profits to the PC, INMD shall, at the direction of the PC, make any distributions of such profits as requested by the PC, provided that such distributions leave a reasonable reserve towards the next quarter's Service Fees,

     3.2 FACILITIES.

          3.2.1 Mineola Facilities. INMD shall provide the office space and facilities necessary for the operation of PC's medical practice in Mineola ["Mineola Facilities"], as set forth in Exhibit 3.2 hereto, including but not limited to, the use of the Mineola Facilities, all repairs, maintenance and improvements thereto, utility (telephone, electric, gas, water) services, customary janitorial services, refuse disposal and all other services reasonably necessary in conducting the Mineola Facilities' physical operations. INMD shall provide for the cleanliness of the Mineola Facilities, and timely maintenance and cleanliness of the equipment, furniture and furnishings located therein. INMD shall consult with PC regarding the condition, use and needs for the Mineola Facilities, equipment, services and improvements thereto. PC shall have the right to review all proposed leases for office space and INMD shall consult with PC with respect to the terms of such efforts to ensure that the leases provide for reasonable assignment.


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          3.2.2  Suffolk  Facilities.  INMD shall  provide the office  space and facilities necessary for the operation of the PC's medical practice in Suffolk County ["Suffolk Facilities"], at an address to be mutually agreed to by INMD and PC, which shall include entering into an appropriate leasehold and the construction, or "build out" of such office space to specifications mutually agreed to by PC and INMD, the cost of such construction, equipment and furnishings ["INMD Construction Investment"] not to exceed $100,000 (One Hundred Thousand dollars). Such cost shall be amortized over the ten year period of this Agreement by INMD. PC shall use its best efforts to cooperate, by reviewing or conferring with respect to plans, specifications and progress, so as to keep the construction of the Suffolk Facilities on a schedule towards completion within 120 days from the execution of this Agreement.

          3.2.3 INMD shall, after completion of the construction of the Suffolk Facilities, provide such Suffolk Facilities for use in the operation of PC's medical practice, including but not limited to, the use of the Suffolk Facilities, all repairs, maintenance and improvements thereto, utility (telephone, electric, gas, water) services, customary janitorial services, refuse disposal and all other services reasonably necessary in conducting the Suffolk Facilities' physical operations. INMD shall provide for the cleanliness of the Suffolk Facilities, and timely maintenance and cleanliness of the equipment, furniture and furnishings located therein. INMD shall consult with PC regarding the condition, use and needs for the Suffolk Facilities, equipment, services and improvements thereto. PC shall have the right to review all proposed leases for office space and INMD shall consult with PC with respect to the terms of such efforts to ensure that the leases provide for reasonable assignment.

          3.2.4 Upon the mutual agreement of the parties, INMD and the PC shall establish such other sites for the operation of the practice of the PC and, in the absence of a formal written agreement governing the establishment thereof, all costs shall be added to the INMD Construction Investment and INMD and the PC shall assume all of the obligations, as to such sites as each has with respect to the Mineola Facility.

     3.3 EXECUTIVE DIRECTOR AND OTHER PERSONNEL.

          3.3.1 EXECUTIVE DIRECTOR. Subject to the approval of PC (not to be unreasonably withheld), INMD shall (1) hire and appoint an Executive Director to manage and administer all of the day-to-day business functions of the Facilities and (2) determine the salary and fringe benefits paid to the Executive Director. Under the direction, supervision and control of INMD, the Executive Director, subject to the terms of this Agreement, shall implement the policies agreed upon by INMD and PC and shall generally


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     perform the  administrative  duties  assigned to the Executive  Director by
     INMD.

          3.3.2 PERSONNEL. INMD shall provide all Other Employees, who shall include non-professional support personnel and administrative personnel, clerical, secretarial, bookkeeping, billing and collection personnel reasonably necessary for the operation of PC at the Facilities. Such personnel shall be under the direction, supervision and control of INMD. If PC is dissatisfied with the services of any Other Employee, PC shall consult with INMD, and INMD shall in good faith determine whether the employment of that employee warrants termination. INMD's obligations to utilize nonprofessional personnel shall be governed by the overriding principle and goal of facilitating the PC's provision of high quality medical care and laboratory services. INMD shall make every effort, consistent with sound business practices, to honor the specific requests of PC with regard to the assignment of INMD's employees, including the Executive Director.

     3.4 FINANCIAL PLANNING AND GOALS. INMD shall prepare, for the approval of PC, annual capital and operating budgets reflecting the anticipated revenues and expenses, sources and uses of capital for growth of PC's practice and for the provision of Infertility Services at the Facilities. INMD shall present the budgets to PC for its approval at least thirty (30) days prior to the commencement of the Fiscal Year. INMD shall specify the targeted profit margin for PC's practice at the Facilities which shall be reflected in the overall budget. If the parties can not agree on the budget for any Fiscal Year, the budget for the preceding Fiscal Year shall serve as the budget until such time as the dispute can be resolved.

     3.5 FINANCIAL STATEMENTS. INMD shall prepare annual financial statements for operations of PC at the Facilities within ninety (90) days of the close of the Fiscal Year. INMD shall prepare monthly financial statements containing a balance sheet and statement of operations, which shall be delivered to PC within thirty (30) days after the close of each calendar month.

     3.6 INVENTORY AND SUPPLIES. INMD shall order and purchase inventory and supplies, and such other materials which are requested by PC to enable PC to deliver Infertility Services in a cost-effective manner.

     3.7 QUALITY ASSURANCE. INMD shall assist PC in fulfilling its obligations to maintain a Quality Assurance Program and in meeting the goals and standards of such program.

     3.8 RISK MANAGEMENT. INMD shall assist PC in the development of a Risk Management Program and in meeting the standards of such program.


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     3.9  PERSONNEL   POLICIES  AND  PROCEDURES  INMD  shall  develop  personnel policies, procedures and guidelines, to govern office behavior, protocol and procedure, designed to insure that the work site(s) of the PC observe all laws and guidelines related to employment and human resources.

     3.10 LICENSES AND PERMITS INMD shall, on behalf of and in the name of the PC, coordinate and assist the PC in its application for and efforts to obtain and maintain all federal state and local licenses, certifications and regulatory permits required for or in connection with the operation of the PC and equipment located at the Facilities, other than those relating to the practice of medicine or the administration of drugs by Physician Employees. INMD shall grant PC a license to use the name "Reproductive Science Associates" on any licenses.

                                    ARTICLE 4

                        DUTIES AND RESPONSIBILITIES OF PC

     4.1 PROFESSIONAL SERVICES. PC shall provide Infertility Services to its patients in compliance at all times with ethical standards, laws and regulations applying to the practice of medicine in the State of New York. PC shall ensure that each Physician Employee, Other Professional Employee and any other professional provider associated with PC is duly licensed to provide the services being rendered within the scope of such provider's practice. In addition, PC shall require each Physician Employee during the term of this Agreement (1) to maintain a DEA number; (2) to maintain appropriate medical staff privileges as determined by PC and (3) to obtain board certification in Reproductive Endocrinology within five (5) years of a Physician Employee's completion of an accredited training program or, to have the equivalent training and experience at a foreign university and/or medical center. In the event that any disciplinary actions or medical malpractice actions are initiated against any such physician or other professional provider, PC shall immediately inform the Executive Director and provide the underlying facts and circumstances of such action.

     4.2 MEDICAL PRACTICE. PC shall use and occupy the Facilities exclusively for the purpose of providing Infertility Services and shall comply with all applicable laws and regulations and all applicable standards of medical care. The medical practice conducted at the Facilities shall be conducted solely by physicians employed by or serving as independent contractors to PC, unless approval is obtained from INMD (such approval not to be unreasonably withheld). No other physician or medical practitioner shall be permitted to use or occupy the Facilities without the prior written consent of INMD, except in the case of a medical emergency, in which event, notification shall be provided to INMD as soon after such use or occupancy as possible.


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     4.3 DIRECTION OF PRACTICE

          4.3.1 PC, as a continuing condition of INMD's obligations under this Management Agreement, shall at all time during the Term be and remain legally organized and operated to provide Infertility Services in a manner consistent with state and federal laws.


          4.3.2 PC shall operate and maintain at the Facilities a full time practice of medicine specializing in the provision of Infertility Services and shall maintain and use diligent efforts to enforce Physician Employment Agreements in the form attached hereto as Exhibit 4.3 ["Employment Agreement"] or in such other form as is mutually agreed to by the PC and INMD in writing. PC covenants that it shall not employ any physician, or have any physician as a shareholder, unless said physician shall sign such Employment Agreement prior to assuming the status as employee and/or shareholder. PC covenants that should a physician become a shareholder of the PC, that a condition precedent to the issuance of the shares shall be the ratification of this Management Agreement.

          4.3.3 PC shall not (except for cause) terminate the Employment Agreement(s) of any Physician or Shareholder, without two months written notice to INMD. PC shall not amend or modify the Employment Agreements in any material manner, nor waive any material rights of the PC thereunder without the prior written approval of INMD. PC covenants to use diligent efforts to enforce the terms of each Physician Employment Agreement, including but not limited to any covenants not to compete and other terms confirming a Physician-Employee's commitment to practice medicine solely through the PC for a specified number of years. In addition, in the exercise of INMD's sole discretion, if the PC fails to diligently pursue the enforcement of its rights against a Physician-Employee, INMD shall have the right, but not the obligation, to direct, initiate or join in a lawsuit to enforce the provisions of any Employment Agreement and PC shall assign its rights and remedies against such Physician-Employee upon the request of INMD.

          4.3.4 Recognizing that INMD would not have entered into this Management Agreement but for the PC's covenant to maintain and enforce Employment Agreements with Physicians now employed or Physicians who may hereafter become employees of the PC, and in reliance upon such physicians' observance and performance of all of the obligations under the Employment Agreements, any damages, liquidated damages, compensation, payment or settlement ["Damages"] received by the PC from a Physician whose employment is terminated, shall be paid to the PC and shall not be part of Collections. If, at the time of the Breach by such Physician Employee, this Agreement was in force, but at the time of the

     PC's receipt of such Damages this Agreement is not in force, then INMD shall be entitled to fifty percent (50%) of a percentage of such Damages equal to a fraction, the numerator of which is the number of days during the term of this Agreement, that the subject restrictive covenant was in force, and the denominator of such is the total number of days, both during and after the operation of this Agreement, that such restrictive covenant was in force.

          4.3.5 PC shall retain that number of Physician Employees as are reasonably necessary and appropriate for the provision of Infertility Services. However, PC shall hire Physicians ["Incoming Physician"] only (1) with the consent, not to be unreasonably withheld, of INMD, and (2) after the PC and INMD have mutually determined whether the costs of supporting and providing management services to such incoming Physician Employee justify an increase in the Management Fee, and, if so, the amount of such increase in the Management Fee. The amount of such increase shall be no less than 20% over the increase in Costs of Services and Physician Employee draw or salary, occasioned by the addition of such Incoming Physician. Such increase, if any, in the Management Fee shall take effect sixty (60) days after the date that such Incoming Physician commences his/her practice at a facility of the PC. Each Physician Employee shall hold and maintain a valid and unrestricted license to practice medicine in New York, and shall be competent in the practice of obstetrics and gynecology, including the subspecialty of infertility and assisted reproductive medicine. PC shall be responsible for paying the compensation and benefits, as applicable, for all Physician Employees, and for withholding, as required by law, any sums for income tax, unemployment insurance, social security, or any other withholding required by applicable law. INMD may, on behalf of the PC, establish and administer the compensation with respect to such Physician Employees in accordance with the written agreement between the PC and each Physician Employee. INMD shall neither control nor direct any Physician in the performance of Infertility Services for patients.

          4.3.6 PC shall insure that Physician Employees and Professional Employees provide patient care and clinical backup as required to insure the proper provision of services to patients of the PC at the Mineola and Suffolk Facilities, and/or such other locations as shall be mutually agreed to by PC and INMD. PC shall insure that its Physician Employees and Professional Employees devote substantially all of their professional time, effort and ability to PC's practice, including the provision of Infertility Services and the development of such practice.

          4.3.7 PC covenants to use diligent efforts to cooperate with INMD in order to obtain necessary licenses. INMD shall be primarily responsible for pursuing, in behalf of, and in the name of, the PC, any and all necessary licenses to operate the laboratory and tissue bank services existing on the date hereof at the Mineola Facility, and any licenses required at the Suffolk Facility or any other Facility in accordance with all applicable laws and regulations. PC agrees that the Medical Director(s) or Tissue Bank Director(s) shall be Physician Employees or Professional Employees of the PC and that should there be a vacancy in any such position, the PC will cause another Physician Employee or Professional Employee to fill such vacancy.

          4.3.8 PC acknowledges that it bears all medical obligations to patients treated at the facilities and covenants that it is responsible for all tissue, specimens, embryos or biological material ["Biological Materials"] kept at the Facilities on behalf of the patients (or former patients) of the PC. In the event of a termination or dissolution of the PC, or the termination of this Management Agreement for any reason, the PC and its members shall have the obligation to account to patients and to arrange for the storage or disposal of such Biological Materials in accordance with patient consent and the ethical guidelines of the American Society of Reproductive Medicine ["Relocation Program"]. INMD, in such event, shall, at the request of the PC, assist in the administrative details of such a Relocation Program for so long as the PC shall request and the Management Fee shall be paid during that time. These obligations shall survive the termination of this Agreement.

          4.3.9 PC covenants not to liquidate or dissolve as a Professional Corporation except on six months prior written notice to INMD. In the event that any liquidation or dissolution of the PC occurs, for a reason other than the death or disability of all of the shareholders, the PC, and its individual shareholders, shall indemnify INMD for: (a) the actual costs of maintaining the facilities and any reasonably necessary Professional Employees during a Relocation Program (Section 4.3.8); (b) legal costs for relicensing; (c) recruitment of other physicians to assume the Practice; and (d) any damages, costs, liabilities, including reasonable attorneys fees, arising out of the result of claims, suits, causes of action or proceedings, brought by a patient of the PC having an interest in any Biological Materials kept at the Facilities. These obligations shall survive the termination of this Management Agreement.

          4.3.10 PC shall undertake and use its best efforts to locate physicians who, in PC's judgment, possess the credentials and expertise necessary to enable such physician candidates to become affiliated with PC for the purpose of providing Infertility Services.

     4.4 CONTINUING MEDICAL EDUCATION . PC shall require its Physician Employees and Professional Employees to participate in such continuing medical education as PC deems to be reasonably necessary for such physicians or Professional Employees to remain current in the provision of Infertility Services.

     4.5 PROFESSIONAL INSURANCE ELIGIBILITY. PC shall cooperate in the obtaining and retaining of professional liability insurance by assuring that its Physician Employees and Other Professional Employees are insurable and participating in an on-going risk management program. PC shall cause its Physician Employees and Professional Employees to cooperate in any risk management program created and/or operated by INMD.

     4.6 PRACTICE DEVELOPMENT, COLLECTION EFFORTS AND NETWORK INVOLVEMENT. PC agrees that during the term of this Agreement PC covenants for itself and will use its diligent efforts to cause its Physician Employees and Professional Employees to:

          4.6.1 Execute such documents and take such steps reasonably necessary to assist billing and collecting for patient services rendered by PC and its Physician Employees and Professional Employees;

          4.6.2 Promote PC's medical practice and participate in marketing efforts developed by INMD; and

          4.6.3 Participate in reasonable INMD network activities and programs.

     4.7 PERSONNEL POLICIES PC covenants for itself and will use diligent efforts to cause its Physician Employees and Professional Employees to comply with reasonable personnel policies and guidelines developed for the practice of the PC by INMD, which shall include administrative protocols and policies designed to insure that the work sites complies with all applicable laws and regulations, federal and state.

                                    ARTICLE 5

                              LICENSE OF INMD NAME

     5.1 GRANT OF LICENSE. INMD hereby grants to PC a revocable and non-assignable license for the term of this Agreement to use the name REPRODUCTIVE SCIENCE ASSOCIATES and any other service names, trademark names and logos of INMD (the "Trade Names") in conjunction with the provision of Infertility Services by PC at the Facilities. PC agrees to practice medicine, at all locations, under the name Reproductive Science Associates, or Reproductive Science Center. Notwithstanding the License granted to PC hereunder, INMD retains the absolute right to use and license the Trade Names to others.

     5.2 FICTITIOUS NAME PERMIT. If necessary, PC shall file or cause to be filed an original, amended or renewal application with an appropriate regulatory agency to obtain a fictitious name permit which allows PC to practice at the Facilities under the Trade Names and shall take any other actions reasonably necessary to procure protection of or protect INMD's rights to the Trade Names. INMD shall cooperate and assist PC in obtaining any such original, amended or renewal fictitious name permit.

     5.3 RIGHTS OF INMD. PC acknowledges INMD's exclusive right, ownership, title and interest in and to the Trade Names and will not at any time do or cause to be done any act or thing contesting or in any way impairing or tending to impair any part of such right, title and interest. In connection with the use of the Trade Names, PC shall not in any manner represent that it has any ownership interest in the Trade Names, and PC's use shall not create in PC's favor any right, title, or interest in or to the Trade Names other than the right of use granted hereunder, and all such uses by PC shall inure to the benefit of INMD. PC shall notify INMD immediately upon becoming aware of any claim, suit or other action brought against it for use of the Trade Names or the unauthorized use of the Trade Names by a third party. PC shall not take any other action to protect the Trade Names without the prior written consent of INMD. INMD, if it so desires, may commence or prosecute any claim or suit in its own name or in the name of PC or join PC as a party thereto. PC shall not have any rights against INMD for damages or other remedy by reason of any determination of INMD not to act or by reason of any settlement to which INMD may agree with respect to any alleged infringements, imitations or unauthorized use by others of the Trade Names, nor shall any such determination of INMD or such settlement by INMD affect the validity or enforceability of this Agreement.

     5.4 RIGHTS IN TRADE NAME UPON TERMINATION.

          5.4.1 Upon termination of this Agreement, PC shall: (i) within 30 days of the termination, cease using the Trade Names in all respects and refrain from making any reference on its letterhead or other publicly-disseminated information or material to its former relationship with INMD; and (ii) take any and all actions required to make the Trade Names available for use by any other person or entity designated by INMD.

          5.4.2 PC's failure (except as otherwise provided herein) to cease using the Trade Names at the termination or expiration of this Agreement will result in immediate and irreparable damage to INMD and to the rights of any licensee of INMD. There is no adequate remedy at law for such failure. In the event of such failure, INMD shall be entitled to equitable relief by way of injunctive relief and such other relief as any court with jurisdiction may deem just and proper. Additionally, pending such a hearing and the decision on the application for such permanent injunction, INMD shall be entitled to a temporary restraining order, without prejudice to any other remedy available to INMD. If INMD prevails, or is paid money in settlement of its claim pursuant to this paragraph, then such remedies hereunder shall be at the expense of PC and shall not be a Cost of Services. Otherwise, INMD shall pay for its costs in connection with its pursuit of such remedies.

                                    ARTICLE 6

                             FINANCIAL ARRANGEMENTS

     6.1 SERVICE FEES. As of the Effective Financial Date, as defined in Section
6.4 hereof, the compensation set forth in this Article 6 shall be paid to INMD in consideration of the substantial commitment made and services to be rendered by INMD hereunder and shall not be interpreted or applied as permitting INMD to share in the fees of the PC for Infertility Services. Prior to entering into this Agreement, the parties have computed the Cost of Services of the P.C. for the past full fiscal year and have projected the Costs of Services for the full calendar year of this agreement. The average Costs of Services, of the past and projected calculations, form the premise of the negotiated, fixed Management Fee, which represents twenty-five percent (25%) of such averaged Cost of Services. Increases, or decreases, of the Management Fee, as provided in Sections 6.1.3 (b) through (e) are intended to (1) insure that the P.C. operates, as the result of INMD's business management, at a sufficient level of profitability for its shareholders; (2) to compensate INMD for marketing efforts which increase P.C. revenues, without providing an incentive to INMD to increase the Cost of Services, which forms the basis of this Agreement; and (3) to compensate INMD for the purchase of the P.C.'s accounts receivable (as provided in Section 6.2 hereof) on an increasing level as gross revenues, and resultant accounts receivable, increase. Such compensation is acknowledged to be the parties' negotiated agreement as to the fair and reasonable market value of the equipment, contract analysis and support, support services, purchasing, personnel, Facilities, management, administration, other services and capital provided by INMD and is fair and reasonable. The negotiated compensation is intended to account for the nature, quantity and quality of services required, and risks assumed by INMD under this Management Agreement and affording due regard for the risks assumed by the PC. INMD shall be paid the following amounts (collectively "Service Fees"):

          6.1.1 An amount reflecting all Cost of Services (whether incurred by INMD or PC) paid or recorded by INMD from INMD's own funds, pursuant to the terms of this Agreement; and

          6.1.2 Any Advances or Discretionary Advances; and

          6.1.3 Basic Management Fee as follows:

     a. Management Fee: The Basic Management Fee shall be $40,000 (Forty Thousand dollars) per month.

     b. Increases In Basic Management Fee Biannually: As of January 1, 1999, the Basic Management Fee may be subject to a biannual increase, on the following terms and conditions:

     (i) Each Fiscal Year shall be divided into two periods, January 1 through June 30 ["June Period"] and July 1 through December 31 ["December Period"].

     (ii) On February 1 of each Fiscal Year, commencing in 1999 and thereafter, the Collections for the December Period just concluded shall be calculated [Concluded December Collections] and compared to the Collections for the immediately preceding June Period [Prior June Collections].

     (iii) If the Concluded December Collections are higher than the Prior June Collections, then the difference shall be expressed as a percentage interest to be calculated as follows: the number 100 will be multiplied by a fraction, the numerator of which is the dollar amount of the difference between the Concluded December Collections and the Prior June Collections, and the denominator of which is the dollar amount of the Prior June Collections [the December Percentage Increase in Collections]. The Basic Management Fee, as established as of the end of the immediately preceding June Period, shall thereafter be increased, for current June Period, by the same percentage as the December Percentage Increase in Collections and shall become the Basic Management Fee for the purpose of this Agreement and any calculations to be made thereafter.

     (iv) On August 1 of each Fiscal Year, commencing in 1998 and thereafter, the Collections for the June Period just concluded shall be calculated [Concluded June Collections] and compared to the Collections for the immediately preceding December Period [Prior December Collections].

     (v) If the Concluded June Collections are higher than the Prior December Collections, then the difference shall be expressed as a percentage interest to be calculated as follows: the number 100 will be multiplied by a fraction, the numerator of which is the dollar amount of the difference between the Concluded June Collections and the Prior December collections, and the denominator of which is the dollar amount of the Prior December Collections [the June Percentage Increase in Collections]. The Basic Management Fee, as established as of the end of the immediately prior December Period, shall thereafter be increased, for current December Period, by the same percentage as the June Percentage Increase in Collections and shall become the Basic Management Fee for the purposes of this Agreement and any calculations to be made thereafter.

     The calculations described in the above subparagraphs (i) - (v) shall be known individually and collectively as the "Biannual Calculation(s)."

     c. In the event that a new Physician-Employee or physician-shareholder ["Incoming Physician"] joins the PC, then the Basic Management Fee may be increased pursuant to section 4.3.5 above.

     d. No Increases in Basic Management Fee: If, at any point of calculations described in sections (i) through (v) above, the Concluded December Collections are lower than, or the same as, the Prior June Collections, or the Concluded June Collections are lower than, or the same as, the Prior December Collections, then there shall be no increase in the Management Fee for the six months following such calculations.

     e. Rebate of Portion of Basic Management Fee. In the event that the aggregate Basic Management Fee (as calculated pursuant to 6.1.3 (a) and (b) above, during any June or December Period, exceeds an amount of money which represents 15% of Collections, then such portion of the Management Fee which is in excess of such amount shall be rebated to the PC. Such rebate, however, shall not effect or alter the amount of the Management Fee thereafter.

     6.2 COLLECTIONS AND INMD PURCHASE OF ACCOUNTS RECEIVABLE. On or before the 20th business day of each month, INMD shall reconcile the accounts receivable of the PC arising during the previous calendar month. Accounts receivable shall be defined as all receivable recorded each month (net of Adjustments) on the books of the PC ["Accounts Receivable"]. INMD shall transfer or pay such amount of funds to PC equal to the Accounts Receivable less Cost of Services and Basic Management Fee, the latter payment subject to Sections 3.1.12 and 3.1.13. INMD shall, in addition, transfer such portion of the Service Fees necessary to pay such portion of the Cost of Services which are costs and expenses of the PC, as described in Section 2.1 hereof. PC shall cooperate with INMD and execute all necessary document necessary to effect an assignment of such Accounts Receivable to INMD or, at INMD's option, to its lenders. All collections in respect of such Accounts Receivable shall be the property of INMD and deposited in a bank account at a bank designated by INMD. To the extent that the PC comes into possession of any payments which are in satisfaction or all, or any part, of such Accounts Receivable, the PC shall direct such payments to INMD for deposit in bank accounts designated by INMD.

     6.3 ADVANCES. INMD agrees to advance funds to PC to meet Cost of Services, or provide working capital ["Advances"], although the purchase of Accounts Receivable and the INMD Construction Investment shall not be constitute Advances. INMD may, in its sole discretion, at the request of the PC, advance funds to fund mergers with other physicians or physician groups into PC ["Discretionary Advance(s)"]. All Advances and Discretionary Advances shall be made only with the mutual agreement of PC and INMD.

          6.3.1 Any Advances or Discretionary Advances made pursuant to this Management Agreement shall be a debt owed to INMD by PC and shall have payment priority over any distribution to PC's Physician-Shareholder(s). Any Advance shall be repaid from any distribution to Physician-

     Shareholder(s) of PC either as a lump sum payment, within 60 days after the advance, or in installments as agreed to by INMD.

          6.3.2 Interest expense will be charged for Advances and Discretionary Advances and will be computed at the Prime Rate used by INMD's primary bank, from time to time (the "Prime Rate"). Advances shall be evidenced by a security agreement, in the form of Exhibit 6.3.2, giving INMD a collateral interest in all accounts receivable and distributions to PC's Shareholder(s).

          6.3.3 During the first year of this Agreement, INMD agrees to make necessary Advances to PC to ensure that Physician's draw from PC is not less than $200,000 (Two Hundred Thousand dollars).

          6.3.4 Effective Financial Date and Interim Financial Period. The Financial Arrangements delineated in Sections 6.1 through 6.3 (and subparagraphs thereof) shall become effective on the first business day that patients are seen and/or treated at the Suffolk Facilities ["Effective Financial Date"]. The period of time between the date of the signing of this Agreement and the Effective Financial Date shall be the "Interim Financial Period". During such Interim Financial Period:

          (a) PC and INMD shall operate, for all compensation and remuneration purposes only, pursuant to the Management Agreement between the parties dated September 1, 1994; notwithstanding such, this Agreement shall control the conduct of the parties for all other purposes.

          (b) All remuneration for professional services performed by Dr. Gabriel San Roman shall be paid to University Associates In Obstetrics and Gynecology ["Stonybrook"] pursuant to the understanding with Stonybrook between MPD and INMD.

          (c) Dr. San Roman shall continue to be paid a proportionate share of his compensation as Medical Director of the Mineola Facility at the annual rate of $35,000 per annum. As of the Effective Date, such compensation shall cease.

          (d) All agreements or understandings between other physician independent contractors and/or employees and/or Stonybrook and the PC shall remain in full force and effect during the Interim Financial Period and may be continued thereafter in the discretion of the PC and INMD.

                                    ARTICLE 7

                  EXCLUSIVE MANAGEMENT RIGHT, TERM AND RENEWAL

     7.1 PC grants to INMD the exclusive right to manage PC during the term of this Agreement (the "Exclusive Management Right"). In consideration of the Exclusive Management Right, INMD agrees as follows:

          7.1.1 INMD shall pay the PC the equivalent of Fifty-six Thousand Two Hundred and Fifty Dollars ($56.250.00) of unregistered INMD Common Stock ("Stock") and One Hundred Thousand Dollars ($100,000.00) in cash. The price used for the stock shall be market price, per share, as of three days prior to the signing of this Agreement. Such payment shall be made three days after approval of this Agreement by INMD's Board of Directors. The vote for approval shall be taken as soon as practicable but in no event later than June 10, 1997.

          7.1.2 INMD shall pay $100,000.00 (One Hundred Thousand Dollars) in cash or a combination of cash and Stock, at INMD's option, within 30 days of a second Physician-Shareholder (whose equity interest is not less than 15%) joining the PC and completing three (3) months of practice at the PC.["First Growth Bonus"]. If INMD shall elect to pay part, or all, of such First Growth Bonus in Stock, then it shall issue such stock in an amount as follows. Whatever dollar amount of the First Growth Bonus INMD elects to pay in Stock, shall first be increased by twelve and one-half percent (12.5%) ["Increased Amount"], and the Stock shall be the equivalent to such Increased Amount, utilizing the market price of such Stock, per share, as of three days prior to payment.

          7.1.3 INMD shall pay $100,000.00 (One Hundred Thousand Dollars) in cash or a combination of cash and Stock, at INMD's option, within 30 days of a second Physician-Shareholder (whose equity interest is not less than 10%) joining the PC and completing three (3) months of practice at the PC. ["Second Growth Bonus"]. If INMD shall elect to pay part, or all, of such Second Growth Bonus in Stock, then it shall issue such stock in an amount as follows. Whatever dollar amount of the Second Growth Bonus, INMD elects to pay in Stock, shall first be increased by twelve and one-half percent (12.5%) ["Increased Amount"], and the Stock shall be the equivalent to such Increased Amount, utilizing the market price of such Stock, per share, as of three days prior to payment.

          7.1.4 The payments provided for in Sections 7.1.2 and 7.1.3 are conditioned on a single Physician-Shareholder becoming at least a 15% equity shareholder of PC within two (2) years from the date of this Agreement, and a third Physician-Shareholder becoming at least a 10% equity shareholder within three (3) years from the date of this Agreement. This Agreement contemplates that the payment provided for in Section 7.1.2 shall not be paid unless, at the time the payment shall become due under the terms of this Agreement, there shall be at least two equity shareholders of the PC. This Agreement contemplates that the payment provided for in Section 7.1.3 shall not be paid unless, at the time the payment shall become due under the terms of this Agreement, there shall be at least three equity shareholders of the PC.

          7.1.5 For the first twelve (12) months after the Effective Financial Date of this Agreement, INMD shall:

               (a) Waive Fifteen Thousand Dollars ($15,000.00)["Monthly Waiver Amount"] of its monthly Basic Management Fee. For the purpose of
               Section 6.1.3, and the rebate provided thereunder, only the actual Basic Management Fee paid, less the Waiver Amounts, shall be utilized for the calculations. Such waiver shall be inoperable, retroactive to the Effective Financial Date, if this Agreement is the subject of a material breach by PC during the first twelve calendar months of this Agreement which is not cured pursuant to Section 8.1.2.

               (b) INMD shall, at its expense, provide Dr. San Roman with professional liability coverage, as a named insured under INMD's professional liability coverage, which policy shall be in the minimum amount of $1 million per incident, $3 million in the aggregate, with an A carrier, on a claims made basis ["IntegraMed Insurance Period"]. This coverage shall not be a Cost of Service or Advance and this paragraph does not alter the provisions of section 10.2 hereof.

     7.2 The term of this Agreement shall begin on July 1, 1997 and shall expire ten (10) years after such date unless earlier terminated pursuant to Article 8 below. This Agreement may be renewed by either party, if within the period of 180 days prior to the date of expiration, one party gives notice to the other of its intention to continue this Agreement under the same terms and conditions as set forth herein or under such different terms and conditions as particularly set forth in the written notice and further providing that the other party has 30 days from the date of notice to accept, reject or modify the offer. If within 30 days the other party does not respond or by written notice accepts, this Agreement shall continue for an additional 10 years under the terms and conditions as provided in the notice. In the event the offer is not accepted, the parties agree to negotiate, in good faith, a renewal of this Agreement.

                                    ARTICLE 8

                          TERMINATION OF THE AGREEMENT

     8.1 TERMINATION. This Agreement may be terminated by either party in the event of the following:

          8.1.1 INSOLVENCY. If a receiver, liquidator or trustee of any party shall be appointed by court order, or a petition to reorganize shall be filed against any party under any bankruptcy, reorganization or insolvency law, and shall not be dismissed within 90 days, or any party shall file a voluntary petition in bankruptcy or make assignment for the benefit of creditors, then either of the other parties may terminate this Agreement upon 10 days prior written notice to the other parties.

          8.1.2 MATERIAL BREACH. If either party shall materially breach its obligations hereunder, then either of the other parties may terminate this Agreement by providing 30 days prior written notice to the breaching party detailing the nature of the breach, provided that the breaching party shall not have cured the breach within such 30 day period, or, with respect to breaches that are not curable within such 30 day period, shall not have commenced to cure such breach within such 30 day period and thereafter shall not have cured the breach with the exercise of due diligence.

          8.1.3   ILLEGALITY.   Either  party  may  terminate   this   Agreement
     immediately upon receipt of notification by any local, state or federal agency or court of competent jurisdiction that the conduct contemplated by this Agreement is forbidden by law; except that this Agreement shall not terminate during such period of time as to any party which contests such notification in good faith and the conduct contemplated by this Agreement is allowed to continue during such contest. If any governing regulatory agency asserts that the services provided by INMD under this Agreement are unlawful or that the practice of medicine by PC as contemplated by this Agreement ["Administrative Services Illegality"] or requires a certificate of need, and any such assertion is not contested (or if contested, the agency's assertion is found to be correct by a court of competent jurisdiction and no appeal is taken, or if any appeals are taken and the same are unsuccessful), this Agreement shall thereupon terminate with the same force as if such termination date was the date originally specified in this Agreement as the date of final expiration of the terms of this Agreement.

          8.1.4 TERMINATION UPON SIX MONTHS WRITTEN NOTICE. Either party may terminate this Agreement upon six months written notice, except that if the sum of Dr. San Roman's distributions, plus his interest in any cash balances as of the end of the relevant period (minus the reasonable Reserves delineated in section 3.1.13), shall be in excess of Two Hundred and Twenty-Five Thousand Dollars for the six calendar months prior to its issuance of a notice of termination, then PC may only terminate this Agreement upon twelve (12) months prior written notice.

     8.2 TERMINATION BY INMD FOR PROFESSIONAL DISCIPLINARY ACTIONS. INMD may terminate this Agreement upon 10 days prior written notice to PC if Physician's authorization to practice medicine is suspended, revoked or not renewed, or if any other formal disciplinary action is taken against Physician which could reasonably lead to a suspension, revocation or non-renewal of Physician's license.

     8.3 TERMINATION BY INMD FOR FAILURE OF PC TO ADD ADDITIONAL PHYSICIANS. INMD may terminate this Agreement upon 30 days prior written notice to PC if PC fails to increase the number of shareholders, pursuant to Section 7.1 to three
(3) by the third anniversary date of this Agreement.

                                    ARTICLE 9

                             RIGHTS UPON TERMINATION

     9.1 If this Agreement is terminated for any reason, other than the insolvency, Administrative Services Illegality, or material breach by INMD, then INMD and the PC agree as follows:

          (1) PC shall purchase, and INMD shall sell, any Assets at the net book value determined in accordance with generally accepted accounting principles consistently applied as to the date of termination. Should this Agreement terminate prior to this Agreement having been in effect for a full five years, then the PC shall pay to INMD not only the unamortized portion of INMD's Construction Investment, but interest on such amount, to be computed at the Prime Rate and retroactive to the date or dates of such Construction Investment.

          (2) Assume all leases for offices and equipment used directly for the management and operation of the PC's business, both at the Mineola and Suffolk sites and any other sites existing as of the date of termination, or if assumption is not permitted, make all payments called for by such leases, to INMD.

          (3) Notify, within 30 days of the date of termination, all patients with Biological Materials in storage at the Facility, that INMD will no longer provide management services and that the care and custody of such Biological Materials rests solely with the PC. The form of such notification shall be with the consent of INMD (such consent not to be unreasonably withheld).

          (4) Repay any indebtedness, owned to INMD as the result of Advances, Discretionary Advances or Service Fees.

          (5) If such termination occurs prior to this Management Agreement having been operative for 12 calendar months following the Effective Financial Date, PC shall, in addition to items (1)-(4) above, repay INMD $100,000 (one hundred thousand dollars) as liquidated damages for the loss of its Exclusive Management Right (Article 7 hereof).

The sale and purchase,  assumptions and/or assignments  contemplated by sections
9.1 (1) and (2) shall be accomplished at a closing to be held within 60 days of the effective date of termination (or sooner shall the parties mutually agree) and any and all payments to IntegraMed shall be made, in equal monthly installments, over thirty-six months, payment to commence on the first day of the first full month following the termination date.

     9.2 If this Agreement terminates as the result of the insolvency or material breach by INMD, then the PC and INMD agree as follows:

          (1) PC shall have the option, but not the obligation, to purchase, and INMD shall, upon the exercise of such option sell, any Assets at the net book value determined in accordance with generally accepted accounting principles consistently applied as to the date of termination.

          (2) PC shall have the option, but not the obligation, to assume all leases for offices and equipment used directly for the management and operation of the PC's business, both at the Mineola and Suffolk sites and any other sites existing as of the date of termination, or if assumption is not permitted, make all payments called for by such leases, to INMD. INMD agrees to assign its rights to such facilities should the PC exercise its option, or accept payments in lieu of assumption.

          (3) Notify, within 30 days of the date of termination, all patients with Biological Materials in storage at the Facility, that INMD will no longer provide management services and that the care and custody of such Biological Materials rests solely with the PC. The form of such notification shall be with the consent of INMD (such consent not to be unreasonably withheld).

          (4) The PC shall repay any indebtedness, owed to INMD as the result of Advances, Discretionary Advances or Service Fees.

PC shall exercise its the options provided in 9.2 (1) and (2), by written notice to INMD within thirty (30) days of the effective date of termination. The sale and purchase, assumptions and/or assignments contemplated by sections 9.1 (1) and (2) shall be accomplished at a closing to be held within 75 days of the effective date of termination (or sooner shall the parties mutually agree) and any and all payments to IntegraMed shall be made, in equal monthly installments, over twenty-four months, payment to commence on the first day of the first full month following the termination date.

     9.3 In the event of termination for any reason, the continuing obligations delineated in Article 11, and Sections 12.14, and 12.15 (and any subparts thereof) shall continue pursuant to their terms.

     9.4 In the event that the Board of Directors of INMD does not approve this Agreement by June 10, 1997, this Agreement shall be of no force and effect and neither party shall have any obligations or rights hereunder.

                                   ARTICLE 10

                                    INSURANCE

     10.1 INMD shall carry professional liability insurance, covering itself and its employees providing services under this Agreement in the minimum amount of $1 million per incident, $3 million in the aggregate, at its own expense. INMD shall also carry a policy of public liability and property damage insurance with respect to the Facilities under which the insurer agrees to indemnify INMD against all cost, expense and/or liability arising out of or based upon any and all claims, accidents, injuries and damages customarily included within the coverage of such policies of insurance available for INMD. The minimum limits of liability of such insurance shall be $1 million combined single limit covering bodily injury and property damage. If possible under the terms of the insurance coverage, PC shall be named as additional insureds on the INMD's public liability and property damage insurance policies. A certificate of insurance evidencing such policies shall be presented to PC within thirty (30) days after the execution of this Agreement. Failure to provide such certificate(s) with such period shall constitute a material breach by INMD hereunder.

     10.2 INMD represents that MPD Associates, P.C., has been a named insured under its professional liability insurance policy, and both its employees and the professional corporation have been covered, since the inception of the PC, the premiums therefore having been treated as a Cost of Service. Such policy is a claims made policy, and that such coverage shall be continued, and the premiums therefore continue to be treated as a Cost of Service.

     10.3 At the conclusion of the INMD Insurance Period, PC represents that it shall carry professional liability insurance, with an A rated carrier, covering Dr. San Roman in the amount of $1 million per incident, $3 million in the aggregate. Certificates of Insurance evidencing such policies shall be presented to INMD within thirty (30) days after the conclusion of the INMD Insurance Period. Failure to provide such certificates within such period shall constitute a material breach hereunder. Should the PC request that the coverage provided to Dr. San Roman by INMD during the INMD Insurance Period be continued, INMD may, in its discretion, provide such insurance and the premium therefore shall be as a Cost of Service.

     10.4 The PC represents that up to the Effective Financial Date, Dr. Gabriel San Roman has had, and shall have, a claims made policy with Frontier Insurance, with limits of $1 million per incident/$3 million in the aggregate, on a claims made basis, and that Dr. San Roman will have "tail insurance," covering any acts prior to the Effective Financial Date without cost to INMD as of the date of his commencement of full time practice at the PC.

     10.5 PC and INMD  shall  provide  written  notice to the other at least ten
(10) days in advance of the effective date of any reduction, cancellation or termination of the insurance required to be carried by each hereunder.

                                   ARTICLE 11

                      NON-SOLICITATION AND NON-COMPETITION

     11.1 The PC recognizes and acknowledges that INMD will incur substantial costs in providing the equipment, support services, personnel, management, administration and other services that are the subject of this Agreement. The parties also recognize that the services to be provided by INMD will be feasible only if the PC operates an active practice to which the Employee-Physicians devote their full professional time and attention. PC agrees that the non-competition and non-solicitation covenants described hereunder are necessary for the protection of INMD, and that INMD would not enter this Agreement without the following covenants:

     (a) During the term of this Agreement, PC shall not establish, operate or provide Infertility Services at a medical office, clinic or other health care facility other than as provided for in this Agreement.

     (b) During the Term of this Agreement, and for a period of two years from the date it is terminated, PC shall not directly or indirectly own, manage, operate, control, contract with, be associated with or lend its or its shareholders' names to, or maintain any interest whatsoever in any enterprise
(i) which provides, distributes, promotes or advertises any type of management or administrative services in competition with INMD; or (ii) which offers any type of service or product to third parties substantially similar to those offered by INMD.

     (c) During the term of this Agreement, and for two years from the date of termination, PC shall not hire, attempt to hire, contract or solicit for hiring or consultancy, any employee of INMD, or form a corporation, partnership or joint venture or other entity with any such employee, who is currently employed by INMD or had been employed by INMD within one (1) year prior to the termination of this Agreement. Notwithstanding anything to the contrary contained herein, the PC may (1) continue the employment of any Professional Employees employed by the PC as of the date of notice of termination of this Agreement, or effective date of termination of this Agreement (whichever is earlier); and (ii) hire, attempt to hire, contract or solicit for hiring or consultancy Sue McGreevy.

                                   ARTICLE 12

                                  MISCELLANEOUS

     12.1 INDEPENDENT CONTRACTOR. INMD and PC are independent contracting parties. In this regard, the parties agree that:

          12.1.1 The relationship between INMD and PC is that of an independent supplier of non-medical services and a medical practice, respectively, and, unless otherwise provided herein, nothing in this Agreement shall be construed to create a principal-agent, employer-employee, or master-servant relationship between INMD and PC;

          12.1.2 Neither PC nor INMD (on behalf of PC) shall seek or accept payment from Medicare or Medicaid for services provided by PC;

          12.1.3 Notwithstanding the authority granted to INMD herein, INMD and PC agree that PC shall retain the full authority to direct all of the medical, professional, and ethical aspects of its medical practices;

          12.1.4 Any powers of PC not specifically vested in INMD by the terms of this Agreement shall remain with PC;

          12.1.5 PC shall, at all times, be the sole employer of the Physician Employees, the Other Professional Employees and all other professional personnel engaged by PC in connection with the operation of its medical practice at the Facilities, and shall be solely responsible for the payment of all applicable federal, state or local withholding or similar taxes and provision of workers' compensation and disability insurance for such professional personnel;

          12.1.6 No party shall have the right to participate in any benefits, employment programs or plans sponsored by the other parties on behalf of the other parties' employees, including, but not limited to, workers' compensation, unemployment insurance, tax withholding, health insurance, life insurance, pension plans or any profit sharing arrangement;

          12.1.7 In no event shall any party be liable for the debts or obligations of any other party except as otherwise specifically provided in this Agreement; and

          12.1.8 Matters involving the internal agreements and finances of PC, including but not limited to the distribution of professional fee income among Physician Employees and Other Professional Employees who are providing professional services to patients of PC, and other employees of PC, disposition of PC property and stock, accounting, tax preparation, tax planning, and pension and investment planning (and expenses relating solely to these internal business matters), hiring and firing of physicians, decisions and contents of reports to regulatory authorities governing PC and licensing, shall remain the sole responsibility of PC.

     12.2 FORCE MAJEURE. No party shall be liable to the other for failure to perform any of the services required under this Agreement in the event of a strike, lockout, calamity, act of God, unavailability of supplies, or other event over which such party has not control, for so long as such event continues and for a reasonable period of time thereafter, and in no event shall such party be liable for consequential, indirect, incidental or like damages caused thereby.

     12.3 USE OF NAME OF PC. The name or any statement that may implicitly refer directly or indirectly to PC or impute any affiliation directly or indirectly between INMD and PC shall not be used in any manner or on behalf of INMD in any advertising or promotional materials or otherwise without PC's prior written consent. However, INMD may use P.C's name or address in advertising to the public solely for the purpose of providing directions to the office(s) of PC.

     12.4 EQUITABLE RELIEF. Without limiting other possible remedies available to a non-breaching party for the breach of the covenants contained herein, injunctive or other equitable relief shall be available to enforce those covenants, such relief to be without the necessity of posting bond, cash or otherwise. If any restriction contained in said covenants is held by any court to be unenforceable or unreasonable, a lesser restriction shall be enforced in its place and remaining restrictions therein shall be enforced independently of each other.

     12.5 PRIOR AGREEMENTS; AMENDMENTS. This Agreement supersedes all prior agreements and understandings between the parties as to the subject matter covered hereunder, and this Agreement may not be amended, altered, changed or terminated orally. No amendment, alteration, change or attempted waiver of any of the provisions hereof shall be binding without the written consent of all parties, and such amendment, alteration, change, termination or waiver shall in no way affect the other terms and conditions of this Agreement, which in all other respects shall remain in full force.

     12.6 ASSIGNMENT; BINDING EFFECT. This Agreement and the rights and obligations hereunder may not be assigned without the prior written consent of all of the parties, and any attempted assignment without such consent shall be void and of no force and effect, except that INMD may assign this Agreement to any subsidiary or affiliate of INMD without the consent of the other parties. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties' respective heirs, legal representatives, successors and permitted assigns.

     12.7 WAIVER OF BREACH. The failure to insist upon strict compliance with any of the terms, covenants or conditions herein shall not be deemed a waiver of such terms, covenants or conditions, nor shall any waiver or relinquishment of any right at any one or more times be deemed a waiver or relinquishment of such right at any other time or times.

     12.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Any and all claims, disputes, or controversies arising under, out of, or in connection with this Agreement or any breach thereof, except for equitable relief sought pursuant to Section 11.4 hereof, shall be determined by binding arbitration in the State of New York, County of New York (hereinafter "Arbitration"). The party seeking determination shall subject any such dispute, claim or controversy to the American Arbitration Association, New York County, and the rules of commercial arbitration of the selected entity shall govern. The Arbitration shall be conducted and decided by three (3) arbitrators, unless the parties mutually agree, in writing at the time
of  the  Arbitration,   to  fewer  arbitrators.  In  reaching  a  decision,
the arbitrators shall have no authority to change or modify any provision of this Agreement, including any liquidated damages provision. Each party shall bear its own expenses and one-half the expenses and costs of the arbitrators. Any application to compel Arbitration, confirm or vacate an arbitral award or otherwise enforce this Section shall be brought in the Courts of the State of New York or the United States District Court for the Southern District of New York, to whose jurisdiction for such purposes PC and INMD hereby irrevocably consent and submit.

     12.9 SEPARABILITY. If any portion of the provisions hereof shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such portion or provisions in circumstances other than those in which it is held invalid or unenforceable, shall not be affected thereby, and each portion or provision of this Agreement shall be valid and enforced to the fullest extent permitted by law, but only to the extent the same continues to reflect fairly the intent and understanding of the parties expressed by this Agreement take as a whole.

     12.10 HEADINGS. Section and paragraph headings are not part of this Agreement and are included solely for convenience and are not intended to be full or accurate descriptions of the contents thereof.

     12.11 NOTICES. Any notice hereunder shall have been deemed to have been given only if in writing and either delivered in hand or sent by registered or certified mail, return receipt requested, postage prepaid, or by United States Express Mail or other commercial expedited delivery service, with all postage and delivery charges prepaid, to the addresses set forth below:


     12.11.1  If for INMD at:  IntegraMed America, Inc.
                               One Manhattanville Road
                               Purchase, NY 10577-2100
                               Attention: Donald S. Wood, Ph.D., Vice President

              With a copy to:  IntegraMed America, Inc.
                               One Manhattanville Road
                               Purchase, NY 105277-2100
                               Attention:  Claude White, General Counsel

     12.11.2  If for PC at:    MPD Medical Associates, P.C.
                               200 Old Country Road
                               Mineola, New York 11501
                               Attn: Gabriel San Roman, M.D.

              With a copy to:  Charles A. Bilich, Esq.
                               Meltzer, Lippe, Goldstein, Wolf
                               & Schlissel, P.C.
                               190 Willis Avenue
                               Mineola, New York 11501

Any party hereto, by like notice to the other parties, may designate such other address or addresses to which notice must be sent.

     12.12 ENTIRE AGREEMENT. This Agreement and all attachments hereto represent the entire understanding of the parties hereto with respect to the subject matter hereof and thereof, and cancel and supersede all prior agreements and understandings among the parties hereto, whether oral or written, with respect to such subject matter.

     12.13 NO MEDICAL PRACTICE BY INMD. INMD will not engage in any activity that constitutes the practice of medicine, and nothing contained in this Agreement is intended to authorize INMD to engage in the practice of medicine or any other licensed profession.

     12.14 CONFIDENTIAL INFORMATION.

          12.14.1 During the initial term and any renewal term(s) of this Agreement, the parties may have access to or become acquainted with each others' trade secrets and other confidential or proprietary knowledge or information concerning the conduct and details of each party's business ("Confidential Information"). At all times during and after the termination of this Agreement, no party shall directly or indirectly, communicate, disclose, divulge, publish or otherwise express to any individual or governmental or non-governmental entity or authority (individually and collectively referred to as "Person") or use for its own benefit or the benefit of any Person any Confidential Information, no matter how or when acquired, of another party. Each party shall cause each of its employees to be advised of the Confidential nature of such Confidential Information and to agree to abide by the confidentiality terms of this Agreement. No party shall photocopy or otherwise duplicate any Confidential Information of another party without the prior express written consent of the such other party except as is required to perform services under this Agreement. All such Confidential Information shall remain the exclusive property of the proprietor and shall be returned to the proprietor immediately upon any termination of this Agreement.

          12.14.2  Confidential  Information shall not include information which
     (i) is or becomes known through no fault of a party hereto; (ii) is learned by a party from a third-party legally entitled to disclose such


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

     information; or (iii) was already known to a party at the time of disclosure by the disclosing party.

          12.14.3 In order to minimize any misunderstanding regarding what information is considered to be Confidential Information, INMD or PC will designate at each others request the specific information which INMD or PC considers to be Confidential Information.

     12.15 INDEMNIFICATION.

          12.15.1 INMD agrees to indemnify and hold harmless PC, its directors, officers, employees and servants from any suits, claims, actions, losses, liabilities or expenses (including reasonable attorney's fees and costs) arising out of or in connection with any act or failure to act by INMD related to the performance of its duties and responsibilities under this Agreement. The obligations contained in this Section 11.15.1 shall survive termination of this Agreement.

          12.15.2 PC agrees to indemnify and hold harmless INMD, its shareholders, directors, officers, employees and servants from any suits, claims, actions, losses, liabilities or expenses (including reasonable attorney's fees and costs) arising out of or in connection with any act or failure to act by PC's related to the performance of its duties and responsibilities under this Agreement. The obligations contained in this
     Section 11.15.2 shall survive termination of this Agreement.

          12.15.3 In the event of any claims or suits in which INMD and/or PC and/or their directors, officers, employees and servants are named, each of INMD and PC for their respective directors, officers, employees agree to cooperate in the defense of such suit or claim; such cooperation shall include, by way of example but not limitation, meeting with defense counsel (to be selected by the respective party hereto), the production of any documents in his/her possession for review, response to subpoenas and the coordination of any individual defense with counsel for the respective parties hereto. The respective party shall, as soon as practicable, deliver to the other copies of any summonses, complaints, suit letters, subpoenas or legal papers of any kind, served upon such party, for which such party seeks indemnification hereunder. This obligation to cooperate in the defense of any such claims or suits shall survive the termination, for whatever reason, of this Agreement.

          12.15.4 INMD will defend, indemnify and hold harmless the PC against and in respect of (i) any and all debts, liabilities and obligations of the PC accruing prior to the Effective Financial Date ["Prior PC Liabilities"] and (ii) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses (including fees and expenses of counsel) arising out of such Prior PC Liabilities.

          12.15.5 Promptly after the receipt by the PC of notice of any claim or commencement of any action or proceeding subject to indemnification delineated in Section 12.15.4 ("asserted liability"), the PC will, demand such indemnification from INMD and proffer the defense to INMD. INMD may thereafter, at its option, assume such defense at its own expense and by its own counsel. INMD shall provide written notice to the PC, within twenty days, of its assumption or declination of such defense. If INMD shall undertake to compromise any asserted liability, it shall promptly notify the PC of its intention to do so and the PC agrees to cooperate fully and promptly with INMD and its counsel in the compromise and defense of any asserted liability. INMD shall not enter into any non-monetary settlement hereunder without the prior written consent of the PC. Notwithstanding the foregoing, PC shall have the right to participate in the compromise or defense of any asserted liability with its own counsel and at its own expense.

     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first above written.

INTEGRAMED AMERICA, INC.


By: /s/Dwight P. Ryan
   ----------------------------------------------
   Dwight P. Ryan, V.P. & Chief Financial Officer


MPD MEDICAL ASSOCIATES, P.C.


By: /s/Gabriel San Roman, M.D.
   ----------------------------------------------
   Gabriel San Roman, M.D.

                                   EXHIBIT 3.2

                              OFFICE AND FACILITIES
                          TO BE PROVIDED BY INMD TO PC

                  200 Old Country Road, Mineola, New York 11501


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